Exhibit 5.1

                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

March 10, 2004

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, NJ  07601

Re:   Registration Statement on Form S-3 under the Securities
      Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to GoAmerica, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 117,774,503 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which Shares include certain shares of Common Stock issuable upon the exercise of outstanding warrants, to be offered by certain selling stockholders pursuant to a Registration Statement on Form S-3 (the "Registration Statement").

As such counsel, we have examined and relied upon originals or copies of various corporate records, documents, agreements and other instruments of the Company as we have deemed necessary to review. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited solely to the Delaware General Corporation Law.

Subject to the foregoing, it is our opinion that those Shares which are currently outstanding are, and those Shares which are issued upon the exercise of outstanding warrants (assuming such exercise is in accordance with the terms of the warrants) will be, duly authorized, validly issued and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/  Lowenstein Sandler PC
                                                     ---------------------------
                                                     LOWENSTEIN SANDLER PC


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